Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
On November 7, 2018, ForeScout Technologies, Inc. (“ForeScout”, “we”, “our”) completed its acquisition (the “Acquisition”) of SecurityMatters B.V. (“SecurityMatters”). Such Acquisition was completed pursuant to the terms of a share purchase agreement (the “Purchase Agreement”), and as a result of the Acquisition, SecurityMatters has become a wholly-owned subsidiary of ForeScout.
The following unaudited pro forma condensed combined financial statements present the historical consolidated financial information of ForeScout and SecurityMatters after giving effect to the Acquisition based on the assumptions, reclassifications, and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet as of June 30, 2018 is presented as if the Acquisition had occurred on June 30, 2018. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 and the six months ended June 30, 2018 are presented as if the Acquisition had occurred on January 1, 2017. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to events that are (1) directly attributable to the Acquisition, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results.
The determination and preliminary allocation of the total consideration transferred in the unaudited pro forma condensed combined financial statements are based upon preliminary estimates, which are subject to change during the measurement period (up to one year from the acquisition date) as we finalize the valuations of the assets acquired and liabilities assumed.
The unaudited pro forma condensed combined financial statements should be read in conjunction with (i) our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, (ii) our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018, and (iii) SecurityMatters’ audited consolidated financial statements for the year ended December 31, 2017 and SecurityMatters’ unaudited condensed consolidated financial statements for the six months ended June 30, 2018, which are both included in this Form 8-K/A.
The unaudited pro forma condensed combined financial statements have been presented for informational purposes only. The pro forma information is not necessarily indicative of what the combined company’s financial position or results of operations would have been had the Acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company.

FORESCOUT TECHNOLOGIES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
(In USD thousands)

	As of June 30, 2018
	Historical
	ForeScout	SecurityMatters - As Adjusted (4)	Pro Forma Adjustments	Notes	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$99,560	$2,565	$(19,656)	(a)	$82,469
Marketable securities	120,322	—	(96,000)	(b)	24,322
Accounts receivable	34,106	1,210	—		35,316
Inventory	1,783	—	—		1,783
Deferred commissions - current	11,072	82	(82)	(c)	11,072
Prepaid expenses and other current assets	11,570	501	3,116	(d)	15,187
Total current assets	278,413	4,358	(112,622)		170,149
Deferred commissions - non-current	21,174	—	—		21,174
Property and equipment, net	24,592	231	—		24,823
Severance pay deposits	2,106	—	—		2,106
Restricted cash - non-current	1,686	96	—		1,782
Intangible assets, net	—	119	19,381	(e)	19,500
Goodwill	—	—	92,290	(f)	92,290
Other assets	2,212	5	3,116	(g)	5,333
Total assets	$330,183	$4,809	$2,165		$337,157
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,070	$155	$—		$1,225
Accrued compensation	25,501	188	—		25,689
Accrued expenses	9,783	528	2,273	(h)	12,584
Customer deposits	399	—	—		399
Deferred revenue - current	83,986	1,478	(380)	(i)	85,084
Notes payable - current	7,287	—	—		7,287
Debt and financing	—	76	(76)	(j)	—
Total current liabilities	128,026	2,425	1,817		132,268
Deferred revenue - non-current	63,154	2,612	(671)	(k)	65,095
Notes payable - non-current	11,924	—	—		11,924
Accrued severance pay liability	2,718	—	—		2,718
Deferred tax liability, net	—	—	3,064	(l)	3,064
Other liabilities	9,885	—	—		9,885
Total liabilities	215,707	5,037	4,210		224,954
Stockholders' equity (deficit):
Common stock	42	30	(30)	(m)	42
Additional paid-in capital	599,740	5,438	(5,438)	(n)	599,740
Accumulated other comprehensive loss	(282)	—	—		(282)
Accumulated deficit	(485,024)	(5,696)	3,423	(o)	(487,297)
Total stockholders’ equity (deficit)	114,476	(228)	(2,045)		112,203
Total liabilities and stockholders' equity	$330,183	$4,809	$2,165		$337,157

The accompanying notes are an integral part of this statement

FORESCOUT TECHNOLOGIES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(In USD thousands, except per share amounts)

	Year Ended December 31, 2017
	Historical
	ForeScout - As Adjusted (3)	SecurityMatters - As Adjusted (4)	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenue:
Product	$125,348	$3,598	$—		$128,946
Maintenance and professional services	99,056	1,059	(131)	(p)	99,984
Total revenue	224,404	4,657	(131)		228,930
Cost of revenue:
Product	23,841	8	1,900	(q)	25,749
Maintenance and professional services	34,771	246	151	(r)	35,168
Total cost of revenue	58,612	254	2,051		60,917
Total gross profit	165,792	4,403	(2,182)		168,013
Operating expenses:
Research and development	47,435	532	446	(s)	48,413
Sales and marketing	144,398	2,900	2,240	(t)	149,538
General and administrative	51,206	1,423	4,100	(u)	56,729
Total operating expenses	243,039	4,855	6,786		254,680
Loss from operations	(77,247)	(452)	(8,968)		(86,667)
Interest expense	(1,223)	—	—		(1,223)
Other income (expense), net	316	(137)	—		179
Revaluation of warrant liabilities	(727)	—	—		(727)
Loss before income taxes	(78,881)	(589)	(8,968)		(88,438)
Income tax provision (benefit)	1,839	—	(2,388)	(v)	(549)
Net loss	(80,720)	(589)	(6,580)		(87,889)
Deemed dividend on the conversion for Series G redeemable convertible preferred stock	12,810	—	—		12,810
Net loss attributable to common stock holders	$(93,530)	$(589)	$(6,580)		$(100,699)
Net loss per share attributable to common stockholders, basic and diluted	$(8.20)				$(8.83)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	11,405				11,405

The accompanying notes are an integral part of this statement

FORESCOUT TECHNOLOGIES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(In USD thousands, except per share amounts)

	Six Months Ended June 30, 2018
	Historical
	ForeScout	SecurityMatters - As Adjusted (4)	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenue:
Product	$64,103	$710	$—		$64,813
Maintenance and professional services	63,188	1,176	(47)	(p)	64,317
Total revenue	127,291	1,886	(47)		129,130
Cost of revenue:
Product	12,055	23	950	(q)	13,028
Maintenance and professional services	19,144	300	46	(r)	19,490
Total cost of revenue	31,199	323	996		32,518
Total gross profit	96,092	1,563	(1,043)		96,612
Operating expenses:
Research and development	29,490	618	88	(s)	30,196
Sales and marketing	87,318	2,328	773	(t)	90,419
General and administrative	26,992	1,390	1,873	(u)	30,255
Total operating expenses	143,800	4,336	2,734		150,870
Loss from operations	(47,708)	(2,773)	(3,777)		(54,258)
Interest expense	(468)	—	—		(468)
Other income, net	1,175	21	—		1,196
Loss before income taxes	(47,001)	(2,752)	(3,777)		(53,530)
Income tax provision (benefit)	1,601	—	(1,633)	(v)	(32)
Net loss	(48,602)	(2,752)	(2,144)		(53,498)
Net loss attributable to common stock holders	$(48,602)	$(2,752)	$(2,144)		$(53,498)
Net loss per share attributable to common stockholders, basic and diluted	$(1.23)				$(1.36)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	39,394				39,394

The accompanying notes are an integral part of this statement

FORESCOUT TECHNOLOGIES INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation
The unaudited pro forma condensed combined financial statements were derived from the historical consolidated financial information of ForeScout and SecurityMatters. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the Acquisition, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results.
Further, these unaudited pro forma condensed combined financial statements and related notes were prepared using the acquisition method of accounting with ForeScout as the accounting acquirer pursuant to the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). The estimated total consideration transferred has been preliminarily allocated to the assets acquired and liabilities assumed of SecurityMatters based on preliminary estimates of fair value with the excess recognized as goodwill.
The unaudited pro forma condensed combined financial statements do not reflect any cost savings, or associated costs to achieve such savings, from operating efficiencies, synergies, or other restructuring that may result from the Acquisition.
2. Accounting policies and reporting currencies
The historical financial information of ForeScout was prepared under accounting principles generally accepted in the United States (“U.S. GAAP”) and was presented in United States Dollars (“USD”). The historical financial information of SecurityMatters was prepared under International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and was presented in Euros (“EUR”). During the preparation of these unaudited pro forma condensed combined financial statements, we performed a preliminary analysis of SecurityMatters’ financial information to identify differences between IFRS and U.S. GAAP, differences in SecurityMatters’ accounting policies compared to those of ForeScout, and differences in SecurityMatters’ financial statement presentation compared to the financial statement presentation of ForeScout. Our assessment is ongoing and, at the time of preparing these unaudited pro forma condensed combined financial statements, other than the adjustments made herein, we are not aware of any other material differences. The financial information related to SecurityMatters has been translated to USD for the purposes of the accompanying unaudited pro forma condensed combined financial statements.

In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), to codify new guidance on revenue from contracts with customers under ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), and to codify new guidance on other assets and deferred costs from contracts with customers under ASC Subtopic 340-40, Other Assets and Deferred Costs - Contracts with Customers (“ASC 340-40”), and modified the standard thereafter through amendments issued in 2015 and 2016. Effective January 1, 2018, ForeScout adopted the new standard using the full retrospective method. Also in May 2014, the IASB issued IFRS 15, Revenue from Contracts with Customers (“IFRS 15”), which established new guidance on revenue and other assets and deferred costs from contracts with customers. Effective January 1, 2018, SecurityMatters adopted IFRS 15 using the modified retrospective method. The adoption of these standards is reflected in the historical financial information of ForeScout and SecurityMatters as of and for the six months ended June 30, 2018, but is not reflected in the historical financial information for the year ended December 31, 2017 (for ForeScout, the adoption of these standards will be reflected for the year ended December 31, 2017 in our Annual Report on Form 10-K for the year ended December 31, 2018). The impact of the adoption of these standards was reflected on the historical financial information for both ForeScout and SecurityMatters for the year ended December 31, 2017, as we believe it may be useful to investors and other users of these unaudited pro forma condensed combined financial statements.
For the impact of the adoption of ASC 606 and ASC 340-40 on ForeScout’s historical financial information for the year ended December 31, 2017, refer to Note 3 for further details. For the impact of reclassifications, accounting policy conforming adjustments (including the impact of the pro forma full retrospective method adoption of IFRS 15 and conforming to ForeScout’s accounting policies under ASC 606 and ASC 340-40), and foreign currency translation on SecurityMatters’ historical financial information, refer to Note 4 for further details.

3. Impact of the ForeScout adoption of ASC 606 and ASC 340-40 on the historical financial information for the year ended December 31, 2017
The following represents the adjustments to ForeScout’s historical financial information for the year ended December 31, 2017 for the adoption of ASC 606 and ASC 340-40. Such information was presented in our unaudited recasted financial information for the year ended December 31, 2017 in a Form 8-K filed on March 15, 2018 to present the impact of such adjustments (in USD thousands, except per share amounts).

	Year Ended December 31, 2017
	ForeScout - As Reported	Impact of Adoption	ForeScout - As Adjusted
Revenue:
Product	$121,413	$3,935	$125,348
Maintenance and professional services	99,458	(402)	99,056
Total revenue	220,871	3,533	224,404
Cost of revenue:
Product	24,098	(257)	23,841
Maintenance and professional services	34,771	—	34,771
Total cost of revenue	58,869	(257)	58,612
Total gross profit	162,002	3,790	165,792
Operating expenses:
Research and development	47,435	—	47,435
Sales and marketing	151,093	(6,695)	144,398
General and administrative	51,206	—	51,206
Total operating expenses	249,734	(6,695)	243,039
Loss from operations	(87,732)	10,485	(77,247)
Interest expense	(1,223)	—	(1,223)
Other income, net	316	—	316
Revaluation of warrant liabilities	(727)	—	(727)
Loss before income taxes	(89,366)	10,485	(78,881)
Income tax provision	1,839	—	1,839
Net loss	(91,205)	10,485	(80,720)
Deemed dividend on the conversion for Series G redeemable convertible preferred stock	12,810	—	12,810
Net loss attributable to common stock holders	$(104,015)	$10,485	$(93,530)
Net loss per share attributable to common stockholders, basic and diluted	$(9.12)	$0.92	$(8.20)
Weighted-average shares used to compute net income loss per share attributable to common stockholders, basic and diluted	11,405	11,405	11,405

4. Impact of SecurityMatters reclassifications, accounting policy conforming adjustments, and reporting currency translations on the historical financial information
As discussed in Note 2, ForeScout prepared its historical financial information in accordance with U.S. GAAP in USD. SecurityMatters prepared its historical financial information in accordance with IFRS in EUR. For purposes of the unaudited pro forma condensed combined financial statements, SecurityMatters’ historical financial statements have been reclassified, adjusted to conform to ForeScout’s accounting policies and presentation under U.S. GAAP, and translated to USD. Such translation from EUR to USD was calculated using the EUR to USD foreign currency exchange rates in effect as of and during the reported periods.
The following table presents the foreign currency exchange rates that were used to prepare these unaudited pro forma condensed combined financial statements:

EUR to USD Foreign Currency Exchange Rates
As of June 30, 2018	1.17
For the year ended December 31, 2017	1.13
For the six months ended June 30, 2018	1.21
The following table presents the reclassifications, and reporting currency translations applied to the SecurityMatters historical balance sheet as of June 30, 2018 (in thousands).

	Reporting Currency - EUR				USD
	Historical SecurityMatters	Conforming Accounting Adjustments		Adjusted SecurityMatters	Adjusted SecurityMatters
Assets
Current assets:
Cash and cash equivalents	€2,278	€(82)	(i)	€2,196	$2,565
Accounts receivable	885	151	(ii)	1,036	1,210
Deferred commissions - current	—	70	(ii)	70	82
Prepaid expenses and other current assets	—	429	(ii)	429	501
Other current assets	650	(650)	(ii)	—	—
Total current assets	3,813	(82)		3,731	4,358
Property and equipment, net	198	—		198	231
Restricted cash - non-current	—	82	(i)	82	96
Intangible assets, net	102	—		102	119
Other assets	—	4	(iii)	4	5
Other financial assets	4	(4)	(iii)	—	—
Total assets	4,117	—		4,117	4,809
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	€133	€—		€133	$155
Accrued compensation	—	161	(iv)	161	188
Accrued expenses	—	452	(iv)	452	528
Deferred revenue - current	1,265	—		1,265	1,478
Debt and financing	65	—		65	76
Other current liabilities	613	(613)	(iv)	—	—
Total current liabilities	2,076	—		2,076	2,425
Deferred revenue - non-current	2,236	—		2,236	2,612
Total liabilities	4,312	—		4,312	5,037
Stockholders' equity (deficit):
Common stock	—	26	(v)	26	30
Additional paid-in capital	—	4,655	(v)	4,655	5,438
Share capital	26	(26)	(v)	—	—
Share premium reserve	4,655	(4,655)	(v)	—	—
Accumulated deficit	(4,876)	—		(4,876)	(5,696)
Total stockholders’ equity (deficit)	(195)	—		(195)	(228)
Total liabilities and stockholders' equity	€4,117	€—		€4,117	$4,809

Conforming Accounting Adjustments - Unaudited Balance Sheet
Conforming accounting adjustments (i.e., reclassifications of SecurityMatters assets and liabilities to conform to ForeScout financial presentation) consisted of the following (in EUR thousands):
(i) Reclassification of Cash and cash equivalents to Restricted cash - non-current

		June 30, 2018
SecurityMatters	Cash and cash equivalents	(82)
ForeScout	Restricted cash - non-current	82
(ii) Reclassification of Other current assets to Accounts receivable, Deferred commissions - current, and Prepaid and other current assets

		June 30, 2018
SecurityMatters	Other current assets	(650)
ForeScout	Accounts receivable	151
ForeScout	Deferred commissions - current	70
ForeScout	Prepaid and other current assets	429

(iii) Reclassification of Other financial assets to Other assets

		June 30, 2018
SecurityMatters	Other financial assets	(4)
ForeScout	Other assets	4

(iv) Reclassification of Other current liabilities to Accrued compensation and Accrued expenses

		June 30, 2018
SecurityMatters	Other current liabilities	(613)
ForeScout	Accrued compensation	161
ForeScout	Accrued expenses	452

(v) Reclassification of Equity

		June 30, 2018
SecurityMatters	Share capital	(26)
SecurityMatters	Share premium reserve	(4,655)
ForeScout	Common stock	26
ForeScout	Additional paid-in capital	4,655

The following table presents the reclassifications, accounting policy conforming adjustments, and reporting currency translations applied to the SecurityMatters historical statement of operations for the year ended December 31, 2017 (in thousands).

	Reporting Currency - EUR				USD
	Historical SecurityMatters	Conforming Accounting Adjustments		Adjusted SecurityMatters	Adjusted SecurityMatters
Revenue:
Product	€—	€3,185	(i)	€3,185	$3,598
Maintenance and professional services	—	937	(i)	937	1,059
Sales	4,672	(4,672)	(i)	—	—
Total revenue	4,672	(550)		4,122	4,657
Cost of revenue:
Product	—	7	(ii)	7	8
Maintenance and professional services	—	218	(ii)	218	246
Cost of sales	225	(225)	(ii)	—	—
Total cost of revenue	225	—		225	254
Gross profit	4,447	(550)		3,897	4,403
Operating Expenses:
Research and Development	471	—		471	532
Sales and marketing	2,687	(120)	(iii)	2,567	2,900
General and Administrative	1,260	—		1,260	1,423
Total operating expenses	4,418	(120)		4,298	4,855
Income (loss) from operations	29	(430)		(401)	(452)
Other expense, net	—	(121)	(iv)	(121)	(137)
Finance income and expenses	(121)	121	(iv)	—	—
Loss before income taxes	(92)	(430)		(522)	(589)
Income tax provision	—	—		—	—
Net loss	€(92)	€(430)		€(522)	$(589)
Net loss attributable to common stock holders	€(92)	€(430)		€(522)	$(589)
Conforming Accounting Adjustments - Unaudited Statement of Operations

(i) Revenue - To adjust historical SecurityMatters revenue to IFRS 15 to conform with ForeScout's accounting policies under ASC 606, and to present such amount as separate line items related to (a) Product and (b) Maintenance and professional services
(ii) Cost of revenue - To present SecurityMatters cost of revenue as separate line items related to (a) Product and (b) Maintenance and professional services
(iii) Sales and marketing - To adjust for SecurityMatters' accounting for costs to obtain a revenue contract (i.e., commissions), which were expensed as incurred in its historical financial statements, to comply with IFRS 15 and to conform with ForeScout's accounting policies under ASC 340-40
(iv) Finance income and expenses - To present amounts related to the foreign currency impact on financing balances held in different currencies originally presented in Finance income and expenses by SecurityMatters into Other expense, net to conform to ForeScout's financial presentation
The following table presents the reclassifications, accounting policy conforming adjustments, and reporting currency translations applied to the SecurityMatters historical statement of operations for the six months ended June 30, 2018 (in thousands).

	Reporting Currency - EUR				USD
	Historical SecurityMatters	Conforming Accounting Adjustments		Adjusted SecurityMatters	Adjusted SecurityMatters
Revenue:
Product	€—	€586	(i)	€586	$710
Maintenance and professional services	—	971	(i)	971	1,176
Sales	1,557	(1,557)	(i)	—	—
Total revenue	1,557	—		1,557	1,886
Cost of revenue:
Product	—	19	(ii)	19	23
Maintenance and professional services	—	248	(ii)	248	300
Cost of sales	267	(267)	(ii)	—	—
Total cost of revenue	267	—		267	323
Gross profit	1,290	—		1,290	1,563
Operating Expenses:
Research and Development	510	—		510	618
Sales and marketing	1,922	—		1,922	2,328
General and Administrative	1,148	—		1,148	1,390
Total operating expenses	3,580	—		3,580	4,336
Loss from operations	(2,290)	—		(2,290)	(2,773)
Other income, net	—	17	(iii)	17	21
Finance income and expenses	17	(17)	(iii)	—	—
Loss before income taxes	(2,273)	—		(2,273)	(2,752)
Income tax provision	—	—		—	—
Net loss	€(2,273)	€—		€(2,273)	$(2,752)
Net loss attributable to common stock holders	€(2,273)	€—		€(2,273)	$(2,752)
Conforming Accounting Adjustments - Unaudited Statement of Operations

(i) Revenue - To present SecurityMatters revenue as separate line items related to (a) Product and (b) Maintenance and professional services (no differences between IFRS 15 and ASC 606/ASC 340-40 were noted in the SecurityMatters historical statement of operations for the six months ended June 30, 2018)
(ii) Cost of revenue - To present SecurityMatters cost of revenue as separate line items related to (a) Product and (b) Maintenance and professional services
(iii) Finance income and expenses - To present amounts related to the foreign currency impact on financing balances held in different currencies originally presented in Finance income and expenses by SecurityMatters into Other income, net to conform to ForeScout's financial presentation

5. Preliminary estimated total consideration transferred and allocation
The preliminary estimated total consideration transferred as part of the closing of the Acquisition for all of the vested and outstanding equity interests of SecurityMatters consisted of cash payments (adjusted for customary closing adjustments) of $109.3 million. There were no other components of purchase consideration other than cash payments.
Also, as part of the Purchase Agreement, ForeScout agreed to pay cash on the closing date of the Acquisition of $6.2 million to be held by a third-party escrow agent and to be released to a continuing employee of SecurityMatters (the “Holdback Amounts”). Such Holdback Amounts would be released at future dates following the one and two-year anniversaries of the Acquisition in exchange for future employee services to ForeScout (assuming the employee provides the required service).

Such amounts were not included as total consideration transferred as part of the Acquisition, but instead were recorded as current and non-current assets with post-combination expense to be recognized over the one to two-year service periods.
In addition, as part of the Purchase Agreement, ForeScout agreed to pay cash on future dates of $1.2 million to continuing employees of SecurityMatters in exchange for such employees’ equity awards that were unvested as of the closing of the Acquisition. Such cash payments would be paid on future dates that are consistent with the original SecurityMatters equity awards’ vesting terms (assuming the employees provide employee services to ForeScout through such future dates). Such amounts to be paid on future dates were not included as total consideration transferred as part of the Acquisition, but instead will be accrued to post-combination expense over the period the employees provide the required services.
Finally, as part of the Acquisition, ForeScout agreed to grant share-based payment awards in the form of ForeScout restricted stock units to continuing employees of SecurityMatters. Such share-based payment awards will vest on future dates provided the employees provide the requisite service. Such amounts are not included as total consideration transferred as part of the Acquisition, but instead will be recorded as post-combination share-based compensation expense over the period the employees provide the requisite service.
The preliminary allocation of the estimated total consideration transferred based on SecurityMatters' balance sheet as of June 30, 2018 is as follows (in USD thousands):

Amount
Assets Acquired:
Cash and cash equivalents	$2,489
Accounts receivable	1,210
Prepaid expenses and other current assets	501
Total current assets	4,200
Property and equipment	231
Restricted cash - non-current	96
Identifiable intangible assets
Developed Technology	13,300
Customer relationships	6,200
Goodwill	92,290
Other assets	5
Total assets	116,322
Liabilities Assumed:
Accounts payable	155
Accrued compensation	188
Accrued expenses	528
Deferred revenue - current	1,098
Total current liabilities	1,969
Deferred revenue - non-current	1,941
Deferred tax liability, net	3,064
Total liabilities	6,974
Total purchase consideration	$109,348

As part of the preliminary allocation of the estimated total consideration transferred, we determined that SecurityMatters’ separately identifiable intangible assets consisted of developed technology and customer relationships. The fair value of intangible assets is determined using an income approach based on preliminary valuation models prepared. The valuation models were based on estimates of future operating projections of SecurityMatters and rights to sell new products containing the acquired technology as well as judgments on the discount rates used and other variables. We developed forecasts based on a number of factors including future revenue and operating cost projections, a discount rate that is representative of the weighted-average cost of capital, and long-term sustainable growth rates based on a market analysis.

The allocation of the estimated total consideration transferred is preliminary and is therefore subject to potential future adjustments during the measurement period. The primary areas of the preliminary purchase price allocation that are not yet finalized relate to the fair values of certain tangible and intangible assets acquired and liabilities assumed, taxes, and residual goodwill.
The preliminary estimated useful lives of the intangible assets are as follows:

Useful Life
Developed Technology	7 years
Customer relationships	5 years
These preliminary estimates of fair value and useful lives could differ from the final allocation of total consideration transferred. Any change in the valuation of the intangible assets would cause a corresponding increase or decrease in the balance of goodwill. A 10% change in the valuation of the intangible assets would result in a change to annual amortization expense of approximately $0.3 million, assuming a weighted-average useful life of 6.4 years.
Goodwill represents the excess of the preliminary estimated total consideration transferred over the preliminary estimates of the fair value of the net tangible and intangible assets acquired. Goodwill is primarily attributable to expected post-acquisition synergies from integrating SecurityMatters’ technology into ForeScout’s security solutions. None of the goodwill recorded as part of the Acquisition will be deductible for U.S. federal income tax purposes. Further, under U.S. GAAP, goodwill is not amortized but rather subject to an annual fair value impairment test.

6. Pro Forma Adjustments
The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows (in USD thousands):
Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet:

(a) Cash and cash equivalents

		June 30, 2018
w	To fund the Acquisition with cash on hand and from the maturity of marketable securities	$(13,348)
w	To relieve the pre-acquisition obligation of SecurityMatters notes payable with SecurityMatters cash on hand immediately prior to the Acquisition	(76)
w	To fund the Holdback Amounts as discussed in Note 5	(6,232)
		$(19,656)
(b) Marketable securities

June 30, 2018
w	To fund the Acquisition with cash on hand and from the maturity of marketable securities	$(96,000)
(c) Deferred commissions - current

June 30, 2018
w	To remove deferred amounts related to historical SecurityMatters paid commissions as such amounts do not meet the recognition criteria under the acquisition method of accounting	$(82)
(d) Prepaid expenses and other current assets

June 30, 2018
w	To record the current portion of the Holdback Amounts as discussed in Note 5	$3,116
(e) Intangible assets, net

		June 30, 2018
w	To reverse net book value of existing SecurityMatters intangible assets	$(119)
w	To record the fair value of acquired intangible assets related to the developed technology and customer relationships	19,500
		$19,381
(f) Goodwill

June 30, 2018
w	To record goodwill for the excess of total consideration transferred over the fair value of net assets acquired and liabilities assumed	$92,290
(g) Other assets

June 30, 2018
w	To record the non-current portion of the Holdback Amounts as discussed in Note 5	$3,116
(h) Accrued expenses

June 30, 2018
w	To accrue direct, incremental acquisition-related transaction costs not yet reflected in the historical financial statements of ForeScout with a corresponding increase to accumulated deficit. Similar direct, incremental acquisition-related transaction costs of SecurityMatters not yet reflected in the historical financial statements were required to be paid as part of the closing of the Acquisition from the total consideration transferred (and, therefore, are not reflected as part of this pro forma adjustment)	$2,273
(i) Deferred revenue - current

June 30, 2018
w	To adjust SecurityMatters historical deferred revenue balances to the fair value of the obligation to fulfill such contractual obligation	$(380)
(j) Debt and financing

June 30, 2018
w	To relieve the pre-acquisition obligation of SecurityMatters notes payable with SecurityMatters cash on hand immediately prior to the Acquisition	$(76)
(k) Deferred revenue - non-current

June 30, 2018
w	To adjust SecurityMatters historical deferred revenue balances to the fair value of the obligation to fulfill such contractual obligation	$(671)
(l) Deferred tax liability, net

		June 30, 2018
w	To record an estimated deferred tax liability on the fair value step up for purchased intangibles	$4,275
w	To record an estimated deferred tax liability on the fair value adjustment to reduce the historical book value of SecurityMatters’ deferred revenue to the fair value of costs to fulfill the associated obligation	256
w	To record an estimated deferred tax asset on the incremental deferred revenue balances recognized as part of SecurityMatters’ adoption of IFRS 15	(711)
w	To record an estimated deferred tax asset for net operating loss carryforwards of SecurityMatters	$(756)
		$3,064
(m) Common stock

June 30, 2018
w	To eliminate amounts related to Common shares of SecurityMatters	$(30)
(n) Additional paid-in capital

June 30, 2018
w	To eliminate amounts related to Additional paid-in capital of SecurityMatters	$(5,438)
(o) Accumulated deficit

		June 30, 2018
w	To eliminate amounts related to Accumulated deficit of SecurityMatters	$5,696
w	To accrue direct, incremental acquisition-related transaction costs not yet reflected in the historical financial statements of ForeScout with a corresponding increase to accumulated deficit. Similar direct, incremental acquisition-related transaction costs of SecurityMatters not yet reflected in the historical financial statements were required to be paid as part of the closing of the Acquisition from the total consideration transferred (and, therefore, are not reflected as part of this pro forma adjustment)	(2,273)
		$3,423

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations:
(p) Revenue - maintenance and professional services

		For the six months ended June 30, 2018	For the year ended December 31, 2017
w	To adjust historical SecurityMatters revenue recognized based on the fair value of the obligation to fulfill such contractual obligations as of January 1, 2017	$(47)	$(131)
		$(47)	$(131)

(q) Cost of revenue - product

		For the six months ended June 30, 2018	For the year ended December 31, 2017
w	To record amortization expense based on the preliminary estimates of fair value and useful life for the acquired developed technology intangible asset which will support ongoing revenue streams related to the Acquisition	$950	$1,900
		$950	$1,900

(r) Cost of revenue - maintenance and professional services

		For the six months ended June 30, 2018	For the year ended December 31, 2017
w	To record incremental post-combination expense (for share-based and cash-based awards) directly related to the Acquisition and requiring future service from continuing employees as discussed in Note 5	$46	$151
		$46	$151

(s) Research and development

		For the six months ended June 30, 2018	For the year ended December 31, 2017
w	To reverse amortization expense of historical SecurityMatters intangible assets	$(24)	$(38)
w	To record incremental post-combination expense (for share-based and cash-based awards) directly related to the Acquisition and requiring future service from continuing employees as discussed in Note 5	112	484
		$88	$446

(t) Sales and marketing

		For the six months ended June 30, 2018	For the year ended December 31, 2017
w	To record amortization expense based on the preliminary estimate of fair value and useful life for the acquired customer relationships intangible asset which will support efforts to enhance future revenue streams related to the Acquisition	$620	$1,240
w	To record incremental post-combination expense (for share-based and cash-based awards) directly related to the Acquisition and requiring future service from continuing employees as discussed in Note 5	153	1,000
		$773	$2,240

(u) General and administrative

		For the six months ended June 30, 2018	For the year ended December 31, 2017
w	To record incremental post-combination expense (for share-based and cash-based awards) directly related to the Acquisition and requiring future service from continuing employees (including the Holdback Amounts) as discussed in Note 5	1,873	4,100
		$1,873	$4,100

(v) Income tax provision (benefit)

		For the six months ended June 30, 2018	For the year ended December 31, 2017
w	To record the estimated tax impact of the unaudited pro forma adjustments described above based on the estimated statutory tax rates for the respective period (25% for the six months ended June 30, 2018 and for the year ended December 31, 2017)	$(945)	$(2,241)
w	To record the estimated tax benefit related to SecurityMatters’ historical pretax losses (that previously could not be recognized due to the historical need for a valuation allowance) based on the estimated statutory tax rates for the respective period (25% for the six months ended June 30, 2018 and for the year ended December 31, 2017)	(688)	(147)
		$(1,633)	$(2,388)